UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2006
Date of Report (Date of earliest event reported)

Global Developments Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.	V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.01   OTHER EVENTS

The attached announcement was released to the news media on December 4, 2006.

GLOBAL INVESTMENT UPDATE: PetroSun Independence Bowl: Alabama vs. Oklahoma State

Vancouver, November 3, 2006 - Global Developments, Inc. (GBDP.PK), a publicly traded venture capital company, is pleased to provide the following update with respect to PetroSun Inc., an oil exploration company in which Global holds an equity stake.

PHOENIX, AZ--(MARKET WIRE)--Dec 4, 2006 -- PetroSun, Incorporated (Other OTC:PSUD.PK - News) announced today that the 2006 PetroSun Independence Bowl will pit Alabama against Oklahoma State. The December 28th game will be televised by ESPN with the kickoff at 3:30 PM Central Time.

The Alabama Crimson Tide is a member of the Southeastern Conference and last played in the Independence Bowl against Iowa State in 2001. The Oklahoma State Cowboys represent the Big Twelve Conference and played Texas A&M in the 1981 Independence Bowl.

The PetroSun Independence Bowl has also announced that the recipient of the 2006 Omar N. Bradley "Spirit of Independence Award" is Army General Harold Moore (Retired). Since its inception in 1978, this honor has been presented to American citizens or organizations that symbolize the spirit of freedom and independence on which our country was founded. General Moore served 32 years of active service. He researched and wrote the book "We Were Soldiers Once...And Young in 1992."

Past recipients of the Spirit of Independence Award include actor Bob Hope (1979), former President Ronald Reagan (1981), legendary Grambling football coach Eddie Robinson (1988), Heroes of New York City (2001), General Tommy Franks (2004) and last year's recipient General Russel L. Honore.

For ticket information please call the Independence Bowl office at (318) 221-0712 or toll free at (888) 414-2695. Interested parties can also visit the I-Bowl website at www.independencebowl.org to receive updated information on news and related events.

About PetroSun

PetroSun's current operations are concentrated in the Ark-La-Tex region with plans to expand into New Mexico, Arizona, Utah and Australia in 2006. PetroSun provides a comprehensive array of products and services to the oil industry. Algae BioFuels, a wholly owned subsidiary of PetroSun, is an emerging producer of biodiesel derived from the cultivation of algae. The Company's cutting-edge technologies, combined with a proven ability to apply them effectively and safely within a disciplined ROI framework, creates long term value for PetroSun shareholders and partners. PetroSun is headquartered in Phoenix, Arizona. For more information about PetroSun visit the company's website at http://www.petrosun.us.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: December 4, 2006	By:	/s/ John D. Briner
John D. Briner
President